EXHIBIT 23.1


ROBISON, HILL & CO. LETTERHEAD                      CERTIFIED PUBLIC ACCOUNTANTS

                                                            Brent M. Davies, CPA
                                                              David O. Seal, CPA
                                                         W. Dale Westenskow, CPA
                                                          Barry D. Loveless, CPA

CONSENT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors
Electronic Game Card, Inc.



         We have issued an audit report dated April 8, 2004 for the year ended December 31, 2003 and 2002 for Electronic Game Card, Inc. included in the Registration statement Form SB-2. We consent to the use of our auditors reort in the aforementioned registration statement.

                                Respectfully submitted,


                                /s/ Robison, Hill & Co.
                                ____________________________
                                Certified Public Accountants


Salt Lake City, Utah
May 12, 2004